                                                                     EXHIBIT 2.1

================================================================================






                          AGREEMENT AND PLAN OF MERGER


                                      among


                    AMERICAN INDEMNITY FINANCIAL CORPORATION


                                       and


                         UNITED FIRE & CASUALTY COMPANY


                                       and


                           AI ACQUISITION CORPORATION







                                  -------------

                                  March 4, 1999

                                  -------------






================================================================================

                                TABLE OF CONTENTS


                                                                                                                 PAGE

PREAMBLE .........................................................................................................1

ARTICLE 1
         The Merger...............................................................................................1
                  Section 1.1       Surviving Corporation.........................................................1
                  Section 1.2       Articles of Incorporation.....................................................2
                  Section 1.3       Bylaws........................................................................2
                  Section 1.4       Directors.....................................................................3
                  Section 1.5       Officers......................................................................3
                  Section 1.6       Effective Time................................................................3

ARTICLE 2
         Effect of the Merger on Stockholders and Option Holders..................................................4
                  Section 2.1       Conversion of Acquisition's Common Stock and Target's Common
                  Stock and Options...............................................................................4
                                    (a)     Target's Common Stock.................................................4
                                    (b)     Acquisition's Common Stock............................................5
                                    (c)     Treasury Stock........................................................5
                                    (d)     Target Options........................................................5
                  Section 2.2       Dissenting Shares.............................................................6
                  Section 2.3       Exchange of Shares and Options................................................6
                                    (a)     Exchange Agent........................................................6
                                    (b)     Payment Procedure.....................................................7
                                    (c)     Lost, Stolen or Destroyed Certificates or Options.....................9
                                    (d)     Distribution of Reserved Per Share Amount.............................9
                                    (e)     Appointment of Shareholder Representatives...........................10
                  Section 2.4       No Further Rights............................................................10
                  Section 2.5       Closing of Target's Stock Transfer Books.....................................10

ARTICLE 3
         CERTAIN AGREEMENTS......................................................................................10
                  Section 3.1       Due Diligence................................................................10
                  Section 3.2       Communications With Agents, Employees or Policyholders.......................10
                  Section 3.3       Stockholder Approval.........................................................11
                  Section 3.4       No Solicitation by Target....................................................11
                                    (a)     No Solicitation by Target............................................11
                                    (b)     No Change of Approval................................................12
                                    (c)     Termination Upon Change..............................................13
                                    (d)     Notification by Target...............................................14
                                    (e)     Breakup Fee Payable by Target........................................14
                                    (f)     Termination Fee Payable by Parent....................................14
                                    (g)     Termination Fee Payable by Target....................................15

ARTICLE 4
         Representations and Warranties..........................................................................15
                  Section 4.1       Representations and Warranties of Target.....................................15
                                    (a)     Target Organization and Good Standing: Authority to Conduct
                           Business..............................................................................15
                                    (b)     Power and Authority..................................................16
                                    (c)     No Conflicts.........................................................16
                                    (d)     Consents and Approvals...............................................17
                                    (e)     Capital Structure of Target..........................................17
                                    (f)     Subsidiaries.........................................................17
                                    (g)     Organization and Good Standing of Subsidiaries: Authority to
                           Conduct Business......................................................................18
                                    (h)     Target Financial Statements..........................................19
                                    (i)     Target Undisclosed Liabilities.......................................19
                                    (j)     Subsidiary Financial Statements......................................20
                                    (k)     Litigation...........................................................21
                                    (l)     Real and Personal Property...........................................22
                                    (m)     Leases and Rental Contracts..........................................22
                                    (n)     Contracts............................................................23
                                    (o)     Compliance with Other Instruments and Laws...........................25
                                    (p)     Regulatory Filings...................................................26
                                    (q)     Absence of Certain Changes...........................................27
                                    (r)     Taxes................................................................28
                                    (s)     Insurance Policies...................................................30
                                    (t)     Transactions with Interested Persons.................................31
                                    (u)     Bank and Brokerage Accounts..........................................31
                                    (v)     Disclosure...........................................................31
                                    (w)     Employee Benefit Plans...............................................32
                                    (x)     Employees............................................................35
                                    (y)     Intellectual Property................................................36
                                    (z)     Brokers..............................................................37
                                    (aa)    Surplus Relief.......................................................37
                                    (bb)    Insurance Issued by Subsidiaries.....................................37
                                    (cc)    Computer Software....................................................38
                                    (dd)    Books and Records....................................................39
                                    (ee)    No Investment Company................................................39
                                            (ff)     Investment Portfolio........................................39
                                    (gg)    Discussions with Regulators..........................................40
                                    (hh)    Environmental Matters................................................40
                                    (ii)    Year 2000 Issues.....................................................43
                  Section 4.2       Representations and Warranties of Parent and Acquisition.....................43
                                    (a)     Organization and Good Standing.......................................43
                                    (b)     Power and Authority..................................................44
                                    (c)     No Conflicts.........................................................44
                                    (d)     Consents and Approvals...............................................45

                                    (e)     Disclosure...........................................................45
                                    (f)     Brokers..............................................................46

ARTICLE 5
         Covenants...............................................................................................46
                  Section 5.1       Covenants of Target..........................................................46
                                    (a)     Access to Information................................................46
                                    (b)     Conduct of Business..................................................46
                                    (c)     Consultation with Acquisition Pending Closing........................49
                                    (d)     Disposition of Shares by Target......................................49
                                    (e)     Preservation of Business.............................................49
                                    (f)     Investment Portfolio Requirements....................................49
                                    (g)     Surplus Items........................................................49
                                    (h)     Notice and Cure......................................................50
                                    (i)     Further Actions......................................................50
                                    (j)     Reasonable Efforts...................................................50
                                    (k)     Changes in  Optionees................................................50
                                    (l)     Major Business Decisions.............................................51
                  Section 5.2       Covenants of Parent and Acquisition..........................................51
                                    (a)     Further Actions......................................................51
                                    (b)     Reasonable Efforts...................................................51
                                    (c)     Notice and Cure......................................................51

ARTICLE 6
         Conditions Precedent....................................................................................52
                  Section 6.1       Parent and Acquisition.......................................................52
                                    (a)     Representations and Warranties.......................................52
                                    (b)     Performance of Obligations...........................................52
                                    (c)     Authorization........................................................52
                                    (e)     Approvals and Consents...............................................53
                                    (f)     Legal Opinions.......................................................53
                                    (g)     No Adverse Change....................................................53
                                    (h)     Secretary's Certificates.............................................54
                                    (i)     Stockholder Approval.................................................54
                  Section 6.2       Conditions to the Obligations of Target......................................55
                                    (a)     Representations and Warranties.......................................55
                                    (b)     Performance of Obligations...........................................55
                                    (c)     No Order.............................................................56
                                    (d)     Approvals and Consents...............................................56
                                    (e)     Legal Opinion........................................................56
                                    (f)     Stockholder Approval.................................................56
                                    (g)     Authorization........................................................56
                                    (h)     Deposit with Exchange Agent..........................................57

ARTICLE 7
         Closing.................................................................................................57

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
                  Section 7.1       Closing......................................................................57
                  Section 7.2       Filings at the Closing.......................................................57

ARTICLE 8
         Termination.............................................................................................58
                  Section 8.1       Termination..................................................................58

ARTICLE 9
         Confidentiality.........................................................................................59
                  Section 9.1       Confidentiality..............................................................59

ARTICLE 10
         Miscellaneous...........................................................................................60
                  Section 10.1      Consent to Jurisdiction and Service of Process...............................60
                  Section 10.2      Expenses.....................................................................61
                  Section 10.3      Notices......................................................................61
                  Section 10.4      Amendment....................................................................62
                  Section 10.5      Counterparts.................................................................62
                  Section 10.6      Governing Law................................................................63
                  Section 10.7      Entire Agreement.............................................................63
                  Section 10.8      Waivers......................................................................63
                  Section 10.9      Interpretation...............................................................63
                  Section 10.10     No Assignment................................................................64
                  Section 10.11     Survival of Representations and Warranties...................................64
                  Section 10.12     Further Assurances...........................................................64
                  Section 10.13     Knowledge....................................................................64

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger is made this 4th day of March, 1999, among AMERICAN INDEMNITY FINANCIAL CORPORATION, a Delaware corporation ("Target"), UNITED FIRE & CASUALTY COMPANY, an Iowa corporation ("Parent"), and AI ACQUISITION CORPORATION, an Iowa corporation and a wholly owned subsidiary of Parent ("Acquisition").

                                    PREAMBLE

         The Board of Directors of Parent, Acquisition and Target deem it in the best interests of each corporation, and in the best interest of their respective stockholders that Parent acquire all of the outstanding stock of Target through the merger of Acquisition into Target in accordance with the terms and conditions hereinafter set forth (the "Merger").

         ACCORDINGLY, Target, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 Surviving Corporation. In accordance with the provisions of this Agreement, Sections 1101-1104, 1105 and 1107 of the Iowa Business Corporation Act and Section 252 of the General Corporation Law of the State of Delaware (the "GCL") at the Effective Time (as defined in Section 1.6), Acquisition shall be merged with and into Target, and Target shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "American Indemnity Financial Corporation." At the Effective Time, the separate existence of Acquisition shall cease.

         Section 1.2 Articles of Incorporation. The Certificate of Incorporation of Target, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to limitation of director and officer liability set forth in the Certificate of Incorporation of Target, which provisions, for a period terminating on the earlier of (i) three years from the Effective Time, (ii) the closing of a merger of Target into Parent or an Affiliate thereof or (iii) the liquidation of Target, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of Target at the Effective Time, unless such modification is required by law. For purposes of this Agreement, an "Affiliate" of a person shall mean any corporation or other entity controlling, controlled by or under common control with such person.

         Section 1.3 Bylaws. The Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law; provided, however, that the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Bylaws of Target, which provisions, for a period terminating on the earlier of (i) three years from the Effective Time,
(ii) the closing of a merger of Target into Parent or an Affiliate thereof or
(iii) the liquidation of Target, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of Target at the Effective Time, unless such modification is required by law. In connection with any such merger or liquidation, the obligations of Target with respect to indemnification under its Bylaws shall be assumed by the entity into which Target merges or that acquires Target's assets upon liquidation.

         Section 1.4 Directors. The persons who are serving as directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         Section 1.5 Officers. The persons who are serving as officers of Acquisition immediately prior to the Effective Time shall continue in their respective offices as the officers of the Surviving Corporation and shall hold such offices from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         Section 1.6 Effective Time. The Merger shall become effective at the time of filing of Certificate of Merger (substantially in the form of Exhibit A hereto) (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the GCL and at the time of filing of Articles of Merger (substantially in the form of Exhibit B hereto) (the "Articles of Merger") with the Secretary of State of the State of Iowa in accordance with the provisions of Section 1105 of the Iowa Business Corporation Act, respectively, or at the time specified as the effective time in the Articles of Merger. The date and time when the Merger becomes effective are herein referred to as the "Effective Time".

                                    ARTICLE 2

             EFFECT OF THE MERGER ON STOCKHOLDERS AND OPTION HOLDERS

         Section 2.1 Conversion of Acquisition's Common Stock and Target's Common Stock and Options.

              (a) Target's Common Stock. At the Effective Time, each share of common stock, $3.33-1/3 par value per share, of Target ("Target's Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive and be exchangeable for the Per Share Amount in cash. For purposes of this Agreement, the "Per Share Amount" shall mean the quotient, rounded to four decimal places, obtained by dividing (i) the Net Book Value at December 31, 1998, as set forth in Target's Audited Financial Statements for the year ended December 31, 1998 (decreased by (x) the cost of the insurance policy referred to in Section 6.1(j) and (y) $801,385) less the Option Amount (as defined in Section 2.3), by (ii) the aggregate number of shares of Target's Stock outstanding immediately prior to the Effective Time. Of the Per Share Amount, $1 (the "Reserved Per Share Amount") shall be deposited with United States National Bank, Galveston, Texas, or such other bank as Target and Parent may agree (the "Escrow Agent") to be held and distributed pursuant to the terms of the Escrow Agreement in substantially the form (subject to modifications reasonably requested by the Escrow Agent) attached hereto as Exhibit C (the "Escrow Agreement"), and the balance (the "Initial Per Share Amount") shall be distributed as provided in Section 2.3.

              (b) Acquisition's Common Stock. At the Effective Time, each share of common stock, no par value per share, of Acquisition ("Acquisition's Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of issued, outstanding, fully paid and nonassessable share of common stock, $3.331/3 par value per share, of the Surviving Corporation. All certificates that immediately prior to the Effective Time represented the outstanding common stock of Acquisition shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which such common stock of Acquisition has been converted pursuant to this Section 2.1 (b).

              (c) Treasury Stock. Each share of Target's Stock held in Target's treasury and each share of Acquisition's Stock held in Acquisition's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

              (d) Target Options. Prior to the Closing, Target shall cause each outstanding option to purchase shares of Target's Stock (an "Option"), whether or not then exercisable, to be canceled and converted into the right to receive an amount in cash (the "Total Option Amount") equal to the product, rounded to four decimal places, of (i) the amount by which the Per Share Amount exceeds the exercise price per share subject to the Option and (ii) the number of shares subject to the Option. Of the Total Option Amount, $1 for each share subject to the Option (the "Reserved Per Share Amount") shall be deposited with the Escrow Agent to be held and distributed pursuant to the terms of the Escrow Agreement, and the balance (the "Initial Option Amount") shall be distributed as provided in Section 2.3.

          Section 2.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Target's Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a Target stockholder who (i) does not vote such shares in favor of the Merger and
(ii) delivers to Target a notice of intention to demand payment for shares of Target's Stock held by such stockholder (the "Dissenting Shares"), pursuant to the rights granted a dissenting stockholder under the General Corporation Law of the State of Delaware (the "GCL") shall not be converted into the amount of money provided for in Section 2.1 (a) hereof but, rather, shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares in accordance with the GCL; provided, however, that if any holder of Dissenting Shares shall subsequently be deemed to not be entitled to dissenter's rights, any of the Dissenting Shares held by such stockholder shall thereupon be deemed to have been converted into the amount of money provided for in Section 2.1(a) hereof.

         Section 2.3 Exchange of Shares and Options.

              (a) Exchange Agent. At or before the Effective Time, Parent shall, or Parent shall cause Acquisition to, pursuant to an agreement reasonably satisfactory to Target (the "Exchange Agreement"), deposit in immediately available funds with the exchange agent for Target's Stock and the Options, which exchange agent shall be selected by Parent or Acquisition and shall be reasonably satisfactory to Target (the "Exchange Agent"), an amount equal to (i) for Target's Stock, the product of (x) the number of shares of Target's Stock issued and outstanding at the Effective Time (the "Target Stock Outstanding") multiplied by (y) the Initial Per Share Amount, plus (ii) an aggregate amount for the Options (the "Option Amount") that is equal to (x) the product of the Initial Per Share Amount and the aggregate number of shares of Target's Stock underlying all of the Options, minus (y) the sum of the amounts obtained for each Option by multiplying the exercise price per share of each Option by the number of shares of Target's Stock underlying each Option (the "Aggregate Option Exercise Price") (such amount deposited with the Exchange Agent pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Fund"). For purposes of determining the Initial Per Share Amount for the purpose of determining the amount of the funds to be deposited with the Exchange Agent hereunder, the parties shall use the information and amounts designated on
Schedule 4.1(e) (as revised pursuant to Section 5.1(k)) as in effect at the Effective Time to determine the Stockholders, Optionees, Target Stock Outstanding, Options and the Aggregate Option Exercise Price. The Exchange Agreement shall provide that out of the Exchange Fund, the Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Sections 2.1(a), 2.1(d), 2.2 and 2.3 to each Stockholder (as defined in Section 2.3(b)) and Optionee (as defined in Section 2.3(b)) listed on Schedule 4.1(e), as such Schedule may be revised in accordance with Section 5.1(k). Any amount remaining in the Exchange Fund after one year after the Effective Time may be transferred to the Surviving Corporation at its option; provided, however, that the Surviving Corporation shall thereafter be liable for the cash payments required by Sections 2.1(a), 2.1(d), 2.2 and 2.3. Parent shall or shall cause the Exchange Agent or the Surviving Corporation, as the case may be, to make the payments required by Sections 2.1(a), 2.1(d), 2.2 and 2.3 solely to the Stockholders and Optionees listed on Schedule 4.1(e) (as revised pursuant to Section 5.1(k)) as in effect at the Effective Time.

              (b) Payment Procedure. As promptly as practicable after the Effective Time, the Exchange Agent shall mail and make available to each holder of record ("Stockholder") of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Target's Stock (a "Certificate") and to each holder of record of an Option (an "Optionee"), a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Options shall pass, only upon delivery of the Certificates and the Options. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed, the Exchange Agent shall promptly pay out to the persons entitled thereto the amount, rounded to the nearest cent, determined by multiplying (x) the number of shares of Target's Stock represented by the Certificate by (y) the Initial Per Share Amount. Upon surrender to the Exchange Agent of an Option together with such letter of transmittal, duly executed, the Exchange Agent shall promptly pay out to the Optionee the amount, rounded to the nearest cent, determined by multiplying (x) the amount by which the Initial Per Share Amount exceeds the exercise price per share subject to such Option and (y) the number of shares subject to such Option. No interest shall be paid or accrued on the cash payable upon the surrender of a Certificate or an Option. If a Stockholder or an Optionee requests that payment be made to a person other than the one in whose name the Certificate or Option surrendered, as the case may be, is registered, it shall be a condition of payment that the Certificate or Option so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate or Option surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. From and after the Effective Time, until surrendered in accordance with the provisions of this
Section 2.3(b), (i) each Certificate shall represent for all purposes only the right to receive, upon such surrender an amount in cash rounded to the nearest cent, equal to the Initial Per Share Amount per share of Target's Stock being converted plus the amount, if any, to be distributed on account of each Certificate pursuant to the terms of the Escrow Agreement, and (ii) each Option shall represent for all purposes only the right to receive, upon such surrender, an amount in cash equal to the product, rounded to the nearest cent, of (x) the amount by which the Initial Per Share Amount exceeds the exercise price per share subject to the Option and (y) the number of shares subject to the Option plus the amount, if any, to be distributed on account of each Option pursuant to the terms of the Escrow Agreement.

              (c) Lost, Stolen or Destroyed Certificates or Options. In the event any Certificate or Option shall have been lost, stolen or destroyed, upon delivery to the Surviving Corporation of an affidavit of that fact by the person claiming such Certificate or Option to be lost, stolen or destroyed and the delivery of such other documents as the Surviving Corporation may reasonably request, the Surviving Corporation shall deliver or cause to be delivered the amount of money deliverable in respect of such lost, stolen or destroyed Certificate or Option as determined in accordance with this Article 2; provided, however, that the Board of Directors of the Surviving Corporation may, as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate or Option to provide to the Surviving Corporation a bond in favor of the Surviving Corporation, from an issuer satisfactory to the Surviving Corporation and in an amount equal to the value of the shares of Target's Stock represented by such Certificate or value of such Option, as the case may be, at the Effective Time or such other security as the Surviving Corporation shall reasonably deem necessary, as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate or Option alleged to have been lost, stolen or destroyed.

              (d) Distribution of Reserved Per Share Amount. The Reserved Per Share Amount shall be distributed as provided in the Escrow Agreement.

              (e) Appointment of Shareholder Representatives. J. Fellman Seinsheimer, III, Phillip E. Apgar, and Robert S. Lee are hereby appointed by Target as Shareholder Representatives under the Escrow Agreement. Any vacancy occurring in the position shall be filled by the remaining Shareholder Representatives.

         Section 2.4 No Further Rights. From and after the Effective Time, the holders of Certificates shall cease to have any rights as stockholders of the Surviving Corporation, except as provided herein or by law.

         Section 2.5 Closing of Target's Stock Transfer Books. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Target's Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration payable pursuant to this Article 2.

                                    ARTICLE 3

                               CERTAIN AGREEMENTS

         Section 3.1 Due Diligence. Acquisition shall have the right from the date hereof and continuing until the Closing Date to inspect the books and records and assets of Target and its subsidiaries listed on Schedule 4.1(f) (the "Subsidiaries") and Target shall cooperate, and cause the Subsidiaries to cooperate, with such investigation in accordance with Section 5.1(a) hereof.

         Section 3.2 Communications With Agents, Employees or Policyholders. Target shall not, and shall cause the Subsidiaries not to, communicate with any insurance agents, employees or policyholders of the Subsidiaries regarding this Agreement or the transactions contemplated herein, other than communications that are approved by Acquisition or oral responses to unsolicited inquiries and, with respect to communications with employees, those communications necessary in connection with the consummation of the transactions contemplated by this Agreement. Acquisition shall have the right to participate in the communications permitted by this Section other than the oral responses to unsolicited inquiries.

         Section 3.3 Stockholder Approval. As soon as reasonably practicable, Target shall send notice to its stockholders and conduct a stockholders meeting or otherwise obtain stockholder approval for the Merger in accordance with
Section 222 of the GCL and any other applicable laws. Target shall permit Acquisition to review all materials to be sent to Target's stockholders in connection with obtaining such stockholder approval. All such materials and the methods of solicitation shall be submitted to Parent for approval, which approval shall not be unreasonably withheld. Subject to Section 3.4, Target shall recommend to its stockholders that the stockholders approve the Merger. Target shall from time to time notify Acquisition of the percentage of the outstanding shares of Target's Stock as to which Target stockholders have delivered notice pursuant to Section 262 of the GCL of their intent to demand payment pursuant to their dissenters' rights and shall immediately notify Acquisition if Target stockholders holding more than five percent of the outstanding shares of Target's Stock deliver such notice.

         Section 3.4 No Solicitation by Target.

              (a) No Solicitation by Target. Target shall not, nor shall it permit any of the Subsidiaries to nor shall it authorize or permit any officer, director, employee, investment banker, attorney or other advisor, agent or representative of Target or any of the Subsidiaries to, directly or indirectly,
(i) solicit, initiate or encourage the submission of any Target Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Target Takeover Proposal, (iii) initiate any discussions or negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, any Target Takeover Proposal or (iv) except in response to an unsolicited request, furnish any information with respect to the making of any proposal that constitutes, or may reasonably be expected to lead to, any Target Takeover Proposal. For purposes of this Agreement, a "Target Takeover Proposal" means (i) any proposal or offer, other than a proposal or offer by Parent or any of its Affiliates, for a merger or other business combination involving Target or one or more of the Subsidiaries, (ii) any proposal or offer, other than a proposal or offer by Parent or any of its Affiliates, to acquire from Target or any of its Affiliates in any manner, directly or indirectly, more than 5% of the voting stock of Target or the Subsidiaries or a material amount of the assets of Target and the Subsidiaries, taken as a whole, or (iii) any proposal or offer, other than a proposal or offer by Parent or any of its Affiliates, to acquire from the stockholders of Target by tender offer, exchange offer or otherwise more than 5% of Target's Stock.

              (b) No Change of Approval. Neither Target, the Board of Directors of Target nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition, the approval or recommendation by Target, the Board of Directors of Target or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Target Takeover Proposal. Notwithstanding the foregoing, if the Board of Directors of Target receives an unsolicited Target Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith after consultation with outside counsel), it determines to be a Target Superior Proposal (as hereinafter defined), the Board of Directors of Target may withdraw or modify its approval or recommendation of this Agreement or the Merger and may (subject to the following sentence) terminate this Agreement, in each case at any time after the fifth business day following Parent's receipt of written notice (a "Target Notice of Superior Proposal") advising Parent that the Board of Directors of Target has received a Target Takeover Proposal that it has determined to be a Target Superior Proposal, specifying the principal terms and conditions of such Target Superior Proposal and identifying the person making such Target Superior Proposal. Target may terminate this Agreement pursuant to the preceding sentence only if the stockholders of Target shall not yet have voted upon the Merger. Nothing contained herein shall prohibit Target from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) of the Securities Exchange Act of 1934, as amended, provided that Target does not withdraw or modify its position with respect to the Merger or take any action having such effect or approve or recommend a Target Takeover Proposal. For purposes of this Agreement, a "Target Superior Proposal" means any bona fide Target Takeover Proposal to merge or combine with Target or to acquire, directly or indirectly, more than 50% of Target's Stock or of the Subsidiaries' voting stock then outstanding or a material amount of the assets of Target and the Subsidiaries, taken as a whole, on terms that the Board of Directors of Target determines in its good faith reasonable judgment (based on the written advice of Philo Smith & Co., Inc. or another financial advisor of nationally recognized reputation) to be more favorable to Target's stockholders than the Merger.

              (c) Termination Upon Change. If Target, the Board of Directors of Target or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition, the approval or recommendation by Target, the Board of Directors of Target or any such committee of this Agreement or the Merger or take any action having such effect,
(ii) approve or recommend, or propose to approve or recommend, any Target Takeover Proposal, or (iii) otherwise breach the provisions of Section 3.4(a) or
(b), Parent and Acquisition may terminate this Agreement.

              (d) Notification by Target. In addition to the obligations of Target set forth in Section 3.4(b), Target shall promptly advise Parent orally and in writing of the receipt of any Target Takeover Proposal or any proposal, discussion or overture that may lead to a Target Takeover Proposal.

              (e) Breakup Fee Payable by Target. In the event Target, its Board of Directors or a committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition, the approval or recommendation of approval of this Agreement or the Merger by Target or its Board of Directors, or a committee thereof, or take any action having such effect, (ii) approve or recommend, or propose to approve, recommend, present or otherwise disclose in any manner to the Target stockholders (including any recommendation, presentation, disclosure or approval contemplated by Rule 14e-2(a) of the Securities Exchange Act of 1934, as amended), any Target Takeover Proposal, or (iii) otherwise breach the provisions of Section 3.4(a) or
(b), and either (x) the stockholders of Target do not approve the Merger or (y) Target, Parent or Acquisition terminates this Agreement pursuant to this Section 3.4, then Target shall immediately thereafter pay Acquisition a fee of $1,000,000 in immediately available funds, which shall constitute the sole remedy of Parent, Acquisition and any Affiliate of Parent with respect to the matters described in this sentence.

              (f) Termination Fee Payable by Parent. Parent agrees to pay to Target a fee in immediately available funds of $1,000,000 in the event this Agreement is terminated by Target pursuant to Section 8.1(f), which shall constitute the sole remedy of Target and any Affiliate of Target with respect to such termination.

              (g) Termination Fee Payable by Target. Target agrees to pay to Parent a fee in immediately available funds of $1,000,000 in the event this Agreement is terminated by Acquisition pursuant to Section 8.1(b), which shall constitute the sole remedy of Parent, Acquisition and any Affiliate of Parent with respect to such termination.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of Target. Target represents, warrants and, to the extent that an item relates to a future time period, covenants to Parent and Acquisition as follows:

              (a) Target Organization and Good Standing: Authority to Conduct Business. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Target has all requisite corporate power and authority to carry on its businesses as presently conducted and to own or lease and to operate its properties as currently operated. The copies of the Certificate of Incorporation and all amendments thereto and the Bylaws and all amendments thereto of Target, which have heretofore been delivered, or promptly after the execution hereof will be delivered, to Acquisition, are or will be, as the case may be, true and complete. Target is not in violation of any term of its Certificate of Incorporation or Bylaws.

              (b) Power and Authority. Target has all requisite power and authority to execute, deliver and perform this Agreement, the Certificate of Merger and the Articles of Merger. The execution, delivery and performance by Target of this Agreement, the Certificate of Merger and the Articles of Merger have been duly authorized by all requisite corporate action on behalf of Target and except for obtaining the approval of this Agreement by the stockholders of Target, no other authorizations or approvals by the Board of Directors or stockholders of Target are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes valid and legally binding obligations of Target enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally and general principles of equity.

              (c) No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Target in accordance with the terms hereof, upon receipt of the consents and approvals contemplated by Section 4.1(d), will not violate any existing provision of the Articles of Incorporation, Certificate of Incorporation, Bylaws or any other organizational documents of Target or any Subsidiary or of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to Target or any Subsidiary or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which Target or any Subsidiary is a party, or by which any of their respective properties are bound, or constitute an event that might permit an early termination of or otherwise materially affect any such agreement.

              (d) Consents and Approvals. Except as set forth on Schedule 4.1(d), no consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission, or any third party is required to be obtained or made by Target or any Subsidiary in connection with the execution, delivery, performance, validity and enforceability of this Agreement or the conversion of the shares of Target's Stock.

              (e) Capital Structure of Target. The authorized capital stock of Target consists solely of 2,500,000 shares of Common Stock, par value $3.33-1/3 per share, of which 1,962,410 shares are issued and outstanding (the "Outstanding Target Shares") and 2,000,000 shares of Preferred Stock, par value $1 per share, of which no shares are issued and outstanding. The Outstanding Target Shares constitute the only issued and outstanding capital stock of Target. All of the Outstanding Target Shares have been duly authorized and are validly issued, fully paid and nonassessable, and except as set forth on
Schedule 4.1(e), there are no existing or outstanding securities convertible into capital stock of Target, or options, warrants, calls, commitments, or agreements, other than this Agreement, of any character that relate to the authorization, issuance, delivery, sale, purchase or redemption by Target of shares of capital stock of Target.

              (f) Subsidiaries. The Subsidiaries are the only corporations, partnerships, joint ventures or other entities in which Target owns directly or indirectly a voting or other equity interest, other than issuers of securities held as Investment Assets (as defined in Section 4.1(ff)). Except as set forth in Schedule 4.1(f), Target owns beneficially and of record all of the outstanding capital stock of each Subsidiary. Except as set forth on Schedule 4.1(f), there are no outstanding rights or options to acquire, nor any outstanding securities convertible into capital stock of any class of any Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.1(f), all such shares are free and clear of any and all liens, charges, security interests and other encumbrances and claims and none of such shares is the subject of any agreement under which any such lien, charge, security interest or other encumbrance or claim might arise. The copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and of the Bylaws and all amendments thereto of each Subsidiary, which have heretofore been delivered, or promptly after the execution hereof will be delivered, to Acquisition, are or will be, as the case may be, true and complete. No Subsidiary is in violation of any term of its Articles of Incorporation or Certificate of Incorporation or Bylaws.

              (g) Organization and Good Standing of Subsidiaries: Authority to Conduct Business. Each of the Subsidiaries is a stock insurance company or a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation as shown in Schedule 4.1(g). Each of the Subsidiaries has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties as currently operated. Each of the Subsidiaries is duly licensed and in good standing to write the lines of insurance and otherwise to do business in the states and jurisdictions as set forth in Schedule 4.1(g) hereto. Target has delivered, or promptly after the execution hereof will deliver, to Acquisition correct and complete copies of all of the insurance licenses of the Subsidiaries certified by the Secretary of Target, all of which are in full force and effect. Each of the Subsidiaries has full power and authority to write all the lines of insurance shown on the insurance licenses of such Subsidiary. Each of the Subsidiaries is not transacting any insurance or reinsurance or other business in any state requiring a license therefor in which it is not so licensed.

              (h) Target Financial Statements. Target has delivered, or in the case of the consolidated financial statements of Target and the Subsidiaries for the year ended December 31,

1998, within 30 days after the execution hereof will deliver, to Acquisition complete and correct copies of the audited consolidated financial statements of Target and the Subsidiaries as of and for the years ended December 31, 1996, 1997 and 1998, together with the notes thereto and the reports thereon of Deloitte & Touche LLP (the "Audited Financial Statements"). The Audited Financial Statements have been (and all additional financial statements of Target delivered to Acquisition pursuant to this Agreement will be), in each such case, prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The Audited Financial Statements present fairly the consolidated financial position, the assets and the liabilities of Target and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in stockholders' equity and cash flows for the respective periods then ended, all in accordance with GAAP. Except as disclosed in the Audited Financial Statements and reports delivered pursuant to this Section, neither Target nor any of the Subsidiaries has any debts, obligations or liabilities, contingent or otherwise, that could materially adversely affect its financial condition.

              (i) Target Undisclosed Liabilities. Other than as set forth in
Schedule 4.1(i), neither Target nor any Subsidiary has any liabilities, whether absolute, accrued, contingent, matured, unmatured, or otherwise, except (i) as and to the extent reflected or reserved against on the Audited Financial Statements of Target and the Subsidiaries as of and for the year ended December 31, 1998, and (ii) liabilities of a nature similar to those currently reflected on such financial statements and incurred by Target solely in the ordinary course of business and consistent with prior practices, and, except for liabilities incurred in connection with insurance polices and annuities, not in the aggregate material, since the date of such financial statements.

              (j) Subsidiary Financial Statements. Target has delivered, or promptly after the execution hereof will deliver to Acquisition, complete and correct copies of (i) the Quarterly Statements of each of the Subsidiaries filed with the Texas Department of Insurance (the "Texas Department") for the quarters ended March 31, June 30 and September 30, 1998 (the "Quarterly Statements"),
(ii) the Annual Statements of each of the Subsidiaries filed with the Texas Department for the years ended December 31, 1996, 1997 and 1998, together with the exhibits and schedules thereto (the "Annual Statements"), and (iii) the audited consolidated statutory financial statements of the Subsidiaries for the years ended December 31, 1996, 1997 and 1998, together with the notes thereto (the "Audited Statutory Statements"). The (i) statutory financial statements (the "Statutory Statements") of each of the Subsidiaries contained in the Annual Statements and the Quarterly Statements and any additional quarterly or annual Statements of each of the Subsidiaries filed with the Texas Department and (ii) Audited Statutory Statements and any additional audited financial statements of each of the Subsidiaries delivered to Acquisition, have been (or, if not yet delivered, will be), in each such case, prepared in accordance with Statutory Accounting Principles ("SAP"), and such accounting practices have been applied on a consistent basis throughout the periods involved. The Audited Statutory Statements and each of the Statutory Statements present fairly the financial position, the assets, and the liabilities of each of the Subsidiaries as of the respective dates thereof and the results of operations and changes in capital and surplus and in cash flows for the respective periods then ended, all in accordance with SAP.

         Since December 31, 1998, there has been no material adverse change in the composition. nature or risk characteristics (credit quality or otherwise) of the Subsidiaries' investment portfolio. Except as disclosed in Schedule 4.1(j), the financial statements and reports delivered pursuant to this

Section, or as otherwise referred to in this Agreement, the Subsidiaries have no debts, obligations or liabilities, contingent or otherwise, that could materially adversely affect its financial condition.

         All reserves, due and uncollected premiums and other related items with respect to insurance contracts as established or reflected in the Statutory Statements (i) were determined in accordance with commonly accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based on actuarial assumptions which produce reserves as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other contract provisions and the related reinsurance, coinsurance, and other similar contracts, (iv) met the requirements of the insurance laws and regulations of each applicable jurisdiction, and of the National Association of Insurance Commissioners model regulations and actuarial guidelines, and all appropriate standards of practice as promulgated by the Actuarial Standards Board and (v) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the Statutory Statements for the immediately preceding comparable period. Each of the Subsidiaries owns assets that qualify as legal reserve assets under the insurance laws and regulations of each applicable jurisdiction in an amount at least equal to all such required reserves and other similar amounts.

              (k) Litigation. Except as set forth in Schedule 4.1(k) hereto, there is no judicial, administrative or regulatory action, proceeding, investigation or inquiry or administrative charge or complaint pending or, to the knowledge of any executive officer of Target, threatened, that might materially adversely affect the condition (financial or otherwise), properties, assets, liabilities, capitalization, ownership, business or operations of Target or any Subsidiary (Target and the Subsidiaries each being sometimes individually referred to herein as a "Company" and sometimes collectively referred to herein as the "Companies"), or result in any liability on the part of any of the

Companies or in which there are claims for damages, or that might materially adversely affect any registration or insurance license, or the value or marketability of any of the insurance products of the Subsidiaries, or that questions the validity of this Agreement or any action taken or to be taken by any party pursuant hereto or in connection with the transactions contemplated hereby.

              (l) Real and Personal Property. Target has provided to Parent and Acquisition a list and summary description of all real and, as of December 31, 1998, tangible personal property owned by each of the Companies, whether or not used or proposed to be used in any of the Companies' business (which together with the additions and deletions thereto in the ordinary course of business as permitted by this Agreement are hereinafter called the "Assets"). Each Company has, or prior to the Closing Date will have, good and indefeasible title to the Assets owned by such Company, free and clear of all liens, security interests and other encumbrances and claims or possible claims, except for inchoate liens, liens for taxes not yet due, statutory liens as to which to the knowledge of any executive officer of Target no dispute exists and those leases and contracts set forth in Schedule 4.1(m). None of the Companies uses or proposes to use any real or tangible personal property except as set forth in Schedule 4.1(l) or covered by a lease set forth in Schedule 4.1(m). All of the Assets are or will be, as the case may be, suitable for their intended use and are in good condition and repair, subject to ordinary wear and tear. The Assets constitute all of the real and tangible personal property necessary to conduct the business of each of the Companies as presently conducted.

              (m) Leases and Rental Contracts. Set forth in Schedule 4.1(m) hereto is a list and summary description of all leases and contracts under which any of the Companies leases, as lessor or lessee, or rents, any real or personal property. All such leases and contracts are in full force and effect without any existing default or breach thereunder.

              (n) Contracts. Set forth in Schedule 4.1(n) hereto (with Section references corresponding to those set forth below) is a complete and correct list as of the date hereof of all written or oral agreements, contracts and commitments, with an annual cost or benefit to any of the Companies of, unless otherwise indicated, $50,000 or more (the "Contracts"), to which any of the Companies is a party or by which any of the Companies is bound or otherwise affected as of the date hereof (other than insurance contracts sold by the Subsidiaries in the ordinary course of business or any agreements or contracts listed on another schedule to this Agreement), including: (i) mortgages, indentures, security agreements, loan and credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit where any of the Companies is debtor, (ii) agreements or other arrangements with insurance agents and agencies and third party administrators pursuant to which any of the Subsidiaries thereof has paid $100,000 or more in commissions or other consideration during the calendar year 1997 or 1998, (iii) contracts for the provision of data-processing services, (iv) finder's, franchise, distribution, sales or brokerage agreements, (v) contracts or options to purchase or sell real property, (vi) contracts for the purchase of materials, supplies or equipment, or for providing services, (vii) contracts, arrangements or treaties with any party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance, or indemnification with respect to insurance currently being provided directly or indirectly by any Subsidiary or regarding the management of any portion of its business or regarding the sale by it of its products through any other company or the sale by any other company of its products through it which have been entered into on or after January 1, 1998,
(viii) contracts with any entity that is an Affiliate of the Companies or with any officer or director of any of the Companies or any officer or director of any other entity that is an Affiliate of the Companies, or to the knowledge of any executive officer of Target, any corporation controlled by such officer or director, (ix) agreements and instruments representing loans or commitments to loan to officers, directors, employees or agents (other than insurance agents) of any of the Companies or of any entity that is an Affiliate of any of the Companies, (x) contracts of any kind to which the United States government or any of its agencies is a party, or under any federal, state or local law, regulation or executive order, (xi) partnership or joint venture agreements of any kind and (xii) other agreements, contracts and commitments. Target has delivered or made available, or promptly after the execution hereof will deliver or make available, to Acquisition complete and correct copies of all written Contracts together with all amendments thereto and waivers and consents with respect thereto. In addition, Target has made available, or promptly after the execution hereof will make available, (i) all insurance policy forms used for products currently marketed by each of the Subsidiaries in its business and that are currently in force, and
(ii) all forms of agreements or other arrangements with insurance agents and agencies used by each Subsidiary in its business. All of such Contracts are in full force and effect and each party thereto has performed in all material respects all of the obligations required to be performed by them to date and are not in default thereunder in any material respect. No Contract to which any of the Companies is a party, or by which any of the Companies or any of its respective properties is bound, specifically limits any of the Companies' freedom to compete in any line of business or with any person or entity. None of the Companies has outstanding any power of attorney other than customary in the insurance industry to permit agents to execute binders. All contracts, arrangements or treaties to which any of the Companies is a party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance are either listed on Schedule 4.1(n) hereto or are listed on Schedule F to each Subsidiary's annual statement filed with the Texas Department with respect to the year ended December 31, 1998.

              (o) Compliance with Other Instruments and Laws. None of the Companies is in violation of any term of their respective charters, articles of incorporation, certificate of incorporation, bylaws, or of any mortgage, indenture, instrument or agreement relating to indebtedness for borrowed money or regulatory filing or undertaking of or affecting it or of any judgment, decree or order in which any such Company is named, or in any violation in any material respect of any term of any other instrument, contract or agreement, or of any statute, law, ordinance, rule, governmental regulation, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its respective properties. All insurance licenses referred to in Schedule 4.1(g) hereto and all permits, concessions, grants, franchises, other licenses and other governmental authorizations and approvals necessary for the conduct of the business of each of the Companies have been duly obtained and are in full force and effect, and, except as set forth in Schedule 4.1(p), there are no proceedings pending or, to the knowledge of any executive officer of Target, threatened, that may result in the revocation, cancellation, or suspension, or any adverse modification, of any thereof. The execution, delivery and performance of, and compliance with, this Agreement, and the consummation of the transactions contemplated hereby by Target in accordance with the terms hereof, will not result in any such violation or be in conflict with or result in any default under any of the foregoing referred to in this Section 4.1(o), or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of any of the Companies or the loss, revocation, cancellation, suspension or modification of any insurance license listed in Schedule 4.1(g) hereto, other licenses or material contractual rights held by any of the Companies pursuant to any of the foregoing or result in any such revocation, cancellation, suspension or modification.

              (p) Regulatory Filings. The Companies have filed or otherwise provided all reports, data, other information and applications (collectively, the "Filings") required to be filed with or otherwise provided to the Texas Department, the Securities and Exchange Commission and all other federal, state or local governmental authorities (including, without limitation, insurance departments) with jurisdiction over any of the Companies and all required regulatory approvals in respect thereof are in full force and effect on the date hereof. All Filings are true and correct in all material respects, and no Filing contains any untrue statement of a material fact or fails to state a material fact necessary to make the Filings and the statements made therein not misleading except as has been corrected in a later filing made prior to the date of this Agreement. The Companies have complied in all material respects with all filing requirements. Target has furnished or made available, or promptly after the execution hereof will furnish or make available, to Acquisition complete and correct copies of (i) the most recent reports of examination issued by state insurance regulatory authorities in respect of each of the Subsidiaries, (ii) the most recent insurance holding company registrations and annual reports filed with respect to each of the Subsidiaries, (iii) all other regulatory filings by any of the Companies and (iv) all complaints filed by any regulatory agency and other regulatory proceedings initiated or pending with respect to any of the Companies at any time within the preceding five years. Except as described in
Schedule 4.1(p), since December 31, 1997, no deficiencies material to the financial condition or operations of any of the Companies have been asserted by any state regulatory authorities with respect to any reports or filings made by or with respect to any of the Companies. Target has furnished to Acquisition copies of all written responses submitted by each of its Subsidiaries (i) in respect of the most recent examination report of each of its Subsidiaries made by a state insurance regulatory authority and (ii) to the National Association of Insurance Commissioners regarding each Subsidiary's Insurance Regulatory Information System

(IRIS) ratings. Each of the Companies on the Closing Date will have substantially completed, in the ordinary course of its business, consistent with its past practices and to the extent practicable, the preparation of all reports, data, other information and applications that it will be required to file with any federal, state or local governmental authority (including, without limitation, insurance departments) within 60 days following the Closing Date and such unmade filings will be in form and substance sufficient to enable the Companies to complete and make such filings on a timely basis following the Closing Date.

              (q) Absence of Certain Changes. Other than as set forth in
Schedule 4.1(q), since September 30, 1998, none of the Companies has (i) issued, sold or delivered or agreed to issue, sell or deliver any additional shares of its capital stock or any options, warrants or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock,
(ii) incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities relating to the issuance of insurance policies in the ordinary course of each Subsidiary's business, or incurred in the ordinary course of Target's or the Companies' business, or obligations and liabilities otherwise reflected on financial statements delivered to Acquisition, (iii) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance, any of its assets, tangible or intangible, (iv) acquired or disposed of any assets or properties, or entered into any agreement or other arrangements for any such acquisition or disposition, except for assets acquired or disposed of in the ordinary course of business, (v) declared, made, paid or set apart any sums for any dividend or other distribution to its stockholders or any other Affiliate or purchased or redeemed any shares of its capital stock or granted any option, warrant or right to purchase any such capital stock, or reclassified such capital stock, (vi) paid or become obligated to pay any service fees or other sums to Target or any of its Affiliates, (vii) forgiven or canceled any debts or claims or waived any statutory, contractual or common law rights of material value, (viii) entered into any transaction other than in the ordinary course of business, (ix) granted any rights or licenses under any of their respective trade names or entered into general agency arrangements, (x) other than renewals in the ordinary course of business, entered into any agreement regarding reinsurance, surplus relief obligations, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or management of business, (xi) suffered any adverse change in their respective operations, financial condition, income, assets or liabilities, (xii) suffered any damage, destruction or loss, whether or not covered by insurance or reinsurance, materially adversely affecting, in any case or in the aggregate, their respective businesses, financial condition, properties or assets or (xiii) suffered any strike, picketing, boycott or other labor trouble materially adversely affecting their respective businesses, financial condition or operations.

              (r) Taxes. For the purposes of this Agreement, the term "taxes" shall include all federal, state, local and foreign taxes, fees and other governmental charges of any nature (including without limitation, premium taxes), and interest and penalties with respect thereto, and any payment required under any tax allocation or sharing agreement. Except as set forth in
Schedule 4.1(r): (i) all tax and information returns and reports of each of the Companies and of any member of any affiliated group of corporations (within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect at the time of the due date for the filing of such returns and reports) of which any of the Companies is or was a member required by law to be filed (taking into account all extensions) have been timely filed, and are correct and complete in all material respects; (ii) all taxes upon each of the Companies or for which any of the Companies may be liable, or in respect of any of the assets, income or franchises of any of the Companies, have been paid by such

Company or have been paid on such Company's behalf, or adequate accruals, reserves and provisions have been established on the books of the Companies for the payment of such taxes; (iii) there are no tax liens upon any of the properties or assets of any of the Companies, except for ad valorem taxes not yet delinquent, taxes (other than ad valorem taxes) not yet due and payable, and taxes the validity of which are being contested in good faith and for which adequate reserves have been provided: (iv) no foreign, federal, state, local or other taxing authority has provided any of the Companies or any member of any affiliated group of corporations of which any of the Companies is or was a member with any written notice of any audit, investigation, proceeding or claim with respect to any taxes for which any of the Companies may be liable; (v) none of the Companies nor any member of any affiliated group of corporations (as defined above) of which any of the Companies is or was a member has granted any waiver of any statutes of limitations applicable to any claim for taxes which has not expired or has agreed to any extension of time with respect to any tax assessment or deficiency for taxes for which any of the Companies may be liable which has not expired; (vi) all taxes that any of the Companies is required by law to withhold or collect have been withheld or collected and, to the extent required, have been paid over to the proper governmental authorities in a timely manner; (vii) none of the returns filed by or on behalf of any of the Companies is currently being audited by any federal, state, local, foreign or other taxing authority; (viii) the accruals and reserves for taxes (A) reflected in the Target Financial Statements are adequate to cover all liabilities for all accrued or unpaid taxes for which each of the respective Companies has any liability or, as to contested claims, any reasonably estimated liability for taxes relating to such claims with respect to the periods covered thereby, and
(B) established or to be established on the books of each of the Companies for the period beginning October 1, 1998, through the Effective Time will be adequate to cover all such liabilities and reasonably estimated liabilities with respect to such period, all in accordance with GAAP applied on a consistent basis throughout the periods involved; (ix) all ceding commissions paid or accrued by any Subsidiary (for any period as to which any applicable statute of limitations remains open) in connection with any reinsurance, coinsurance, or other similar contract have been capitalized and amortized over the respective life of each such contract in accordance with all applicable tax laws; (x) none of the Companies is a party to or bound by any tax indemnity, tax sharing, tax allocation or similar agreements; (xi) all material elections with respect to taxes affecting each of the Companies are set forth in
Schedule 4.1(r); (xii) none of the Companies is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xiii) none of the Companies has nor has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

              (s) Insurance Policies. Set forth in Schedule 4.1(s) hereto is a complete and correct list as of the date hereof of the insurance policies maintained by or for the benefit of any of the Companies or their Affiliates or other officers or directors. Such policies are in full force and effect, all premiums due thereon have been paid and the insured has complied in all material respects with the provisions of such policies.

              (t) Transactions with Interested Persons. Except as set forth on
Schedule 4.1(t), no officer, director, employee, agent or broker (or spouse or any child thereof) of any of the Companies, or of any corporation that is an Affiliate of any of the Companies, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, employee or director of, any customer, insurance agency, competitor or supplier of any of the Companies or any person or entity that has a material contract or arrangement, including, without limitation, any employment or severance agreement, with any of the Companies.

              (u) Bank and Brokerage Accounts. Target has provided, or promptly hereafter shall provide, Acquisition with a complete and accurate list of each bank or trust company, other financial institution, mutual fund or stock brokerage firm in which each of the Companies has an account or safe deposit box and each custodial account maintained by each of the Companies and, in each case, the names of such accounts, the account numbers and the names of all persons authorized to draw thereon or to have access thereto. Target has provided, or promptly hereafter shall provide, Acquisition with a complete and accurate list of all credit cards issued to any present or past officer, employee or agent of any of the Companies under which any of the Companies has any current or potential future liability.

              (v) Disclosure. Neither this Agreement nor any written document, statement, list, schedule, exhibit, certificate or other instrument furnished or to be furnished to Acquisition or Parent by or on behalf of any of the Companies in connection with the transactions contemplated hereby contains or will contain when made or delivered any untrue statement of a material fact, or fails to state or will fail to state when made or delivered a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to any executive officer of Target that materially adversely affects, or in the future may materially adversely affect, the condition (financial or otherwise) of properties, assets, liabilities, capitalization, ownership, business or operations of any of the Companies, other than any fact that affects the property and casualty insurance industry generally.

              (w) Employee Benefit Plans.

                   (i) List of Plans. Schedule 4.1(w) includes a complete and accurate list of all, whether written or oral, employee benefit plans ("Plans") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and compensation and benefit arrangements, whether written or oral, other than Plans for base compensation of employees and de minimis fringe benefits ("Benefit Arrangements"), including, but not limited to any (A) employment or consulting agreements, (B) incentive bonus or deferred bonus arrangements, (C) arrangements providing termination allowance, severance or similar benefits, (D) equity compensation plans, (E) deferred compensation plans, (F) cafeteria plans, (G) employee assistance programs, (H) bonus programs, (I) scholarship programs, (J) vacation policies, and (K) stock option plans that (1) are currently in effect or were maintained within three years of the Effective Time, or have been approved before the Effective Time but are not yet effective, for the benefit of directors, officers, employees, former employees, independent contractors or former independent contractors (or their beneficiaries) of any of the Companies or (2) with respect to which any of the Companies has or could in the future have a liability or obligation ("Designated Plans"). Schedule 4.1(w) indicates, with respect to each Designated Plan, whether the Designated Plan is active, frozen or terminated.

                   (ii) No Multiemployer Pension Plans. Neither any Company nor any entity (whether or not incorporated) that was at any time during the six years before the Effective Time treated as a single employer together with any Company under section 414 of the Code has ever maintained, had an obligation to contribute to, or incurred any liability with respect to a multiemployer pension plan as defined in Section 4001(a)(3) of ERISA.

                   (iii) No Title IV Plans. Except as listed on Schedule 4.1(w), neither any Company nor any entity (whether or not incorporated) that was at any time during the three years before the Effective Time treated as a single employer together with any Company under section 414 of the Code has ever maintained, or had an obligation to contribute to, or incurred any liability with respect to any plan subject to Title IV of ERISA.

                   (iv) Plan Documents. With respect to each Designated Plan, Target has made available to Acquisition, as applicable, true and complete copies of (A) all written documents comprising such Plan or Benefit Arrangement (including amendments and individual agreements relating thereto); (B) the trust, group annuity contract or other document that provides for the funding of the Designated Plan or the payment of Designated Plan benefits; (C) the three most recent annual Form 5500 reports (including all schedules thereto) filed with respect to the Designated Plan; (D) the most recent actuarial report, valuation statement or other financial statement; (E) the most recent Internal Revenue Service ("IRS") determination letter; (F) the summary plan description currently in effect and all material modifications thereto; and (G) all other correspondence from the IRS or Department of Labor received that relate to one or more of the Designated Plans with respect to any matter, audit or inquiry that is still pending.

                   (v) Compliance with Law. The Companies have operated each Designated Plan in a manner that is in substantial compliance with the terms thereof, with ERISA and with all other applicable laws, regulations and administrative agency rulings and requirements applicable thereto to the extent that failure to do so would not have a material adverse effect on the Companies. Except as otherwise disclosed in Schedule 4.1(w), with respect to each Designated Plan that is a Plan, there has been no transaction described in section 406 or 407 of ERISA or section 4975 of the Code relating to the Plan unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable.

                   (vi) Contributions and Plan Assets. Payment as may be required under the terms of each Designated Plan or under the Code has been made of all amounts which the Companies are required, under applicable law or under any Designated Plan or any agreement related to any Designated Plan to which the Company is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of each Designated Plan ended prior to the date hereof and except as disclosed on Schedule 4.1(w), all payments and contributions for benefits earned under any Designated Plan through the date hereof but not paid are set forth on the most recent financial statements of the Companies. Benefits under all Designated Plans are as represented in the governing instruments providing pursuant to (i) above, and have not been increased subsequent to the date as of which documents have been provided.

                   (vii) Determination Letters. Each Designated Plan, as amended to date, that is intended to be qualified under sections 401(a) and 501(a) of the Code has been determined to be so qualified by the IRS, has been submitted to the IRS for a determination with respect to such qualified status or the remedial amendment period established under Section 401(b) of the Code with respect to the Designated Plan will not have expired prior to the Effective Time.

                   (viii) Tax or Civil Liability. None of the Companies have participated in, or is aware of. any conduct that could result in the imposition upon it of any excise tax under sections 4971 through 4980B of the Code or civil liability under Section 502(i) of ERISA with respect to any Designated Plan.

                   (ix) Claims Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or, to the knowledge of any executive officer of Target, threatened against, or relating to, any Designated Plan, and no executive officer of Target has knowledge of any pending investigation or administrative review by any governmental agency relating to any Designated Plan.

                   (x) Retiree Medical Coverage. Except as set forth in Schedule 4.1(w), no Designated Plan provides any medical coverage to employees or independent contractors of any Company beyond termination of their employment with the Company by reason of retirement or otherwise, other than coverage as may be required under section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

              (x) Employees. Set forth in Schedule 4.l(x) hereto is a list of all employees, agents (other than insurance agents), consultants and similar persons retained by each of the Companies together with their present rate of compensation (including bonuses) and a description of any existing or proposed written or oral agreements with any of them regarding such employment or engagement, other than agreements described in Schedule 4.1(w) hereto. None of the Companies is a party to any collective bargaining or other labor union contract applicable to persons employed by such Company. No Company has breached or otherwise failed to comply in any material respect with any provision of any such agreement or contract and there are no formally filed grievances outstanding against any Company or, to the knowledge of any executive officer of Target, threatened, against any Company, under any such agreement or contract. There are no unfair labor practice complaints pending or, to the knowledge of any executive officer of Target, threatened, against any of the Companies nor any judicial or regulatory proceeding, investigation or inquiry or employee complaint currently pending or, to the knowledge of any executive officer of Target, threatened, against any of the Companies relating to union representation or otherwise. No executive officer of Target knows of any current activities or proceedings of any labor union (or representatives thereof) to organize any unorganized employees of any of the Companies, nor of any strikes, slowdowns, work stoppages, lockouts or written threats thereof, by or with respect to any employees of any of the Companies. During the past five years, there have not been any formally filed grievances involving employees of any of the Companies.

              (y) Intellectual Property. To the knowledge of any executive officer of Target, there are no United States or foreign patents or patent applications needed by any of the Companies to operate their respective businesses. Set forth in Schedule 4.l(y) hereto is a complete list and summary description of all trademarks, trade names, service marks, copyrights (whether registered or as to which registration has been applied for in any jurisdiction) and fictitious names relating to the business of each of the Companies and all common law trademarks and trade names used by each of the Companies, none of which is owned by or licensed to anyone other than the Companies. To the knowledge of any executive officer of Target , except as set forth in Schedule 4.1(y), there is no existing or, to the knowledge of any executive officer of Target, threatened infringement, misuse or misappropriation by others or pending or threatened claims by any of the Companies against others for infringement, misuse or misappropriation of any patent, trademark, trade name, fictitious name, copyright, trade secret or know-how relating to the business of any of the Companies.

              (z) Brokers. All activities of the Companies relating to this Agreement and the transactions contemplated hereunder have been carried on by the Companies in such manner so as not to give rise to any valid claim by any person for a finder's fee, brokerage commission or other like payment, except for the fee payable by Target to Philo Smith & Co. (Bermuda) Ltd.

              (aa) Surplus Relief. At December 31, 1998, each Subsidiary was not, currently is not and on the Closing Date will not be, subject to any surplus relief obligations or reinsurance contracts or arrangements involving financings or otherwise.

              (ab) Insurance Issued by Subsidiaries.

                   (i) All insurance benefits payable by each Subsidiary and, to the knowledge of any executive officer of Target, by any other person that is a party to or bound by any reinsurance, coinsurance, or other similar contract with such Subsidiary have been paid in accordance with the terms of the insurance contracts under which they arose or are adequately reserved for.

                   (ii) All insurance contracts offered, issued, reinsured or underwritten by any Subsidiary have been duly approved under all applicable insurance laws and regulations and have been adequately reserved for as prescribed under such laws and regulations.

                   (iii) The respective underwriting standards utilized and ratings applied by any Subsidiary and, to the knowledge of any executive officer of Target, by any other person that is a party to or bound by any reinsurance, coinsurance or other similar contracts with any Subsidiary conform in all material respects to industry-accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance, or other similar contracts.

                   (iv) All amounts (including without limitation amounts based on paid and unpaid losses) to which any Subsidiary is entitled under reinsurance, coinsurance, assumption fronting or other similar contracts by which any Subsidiary insures, or is insured by, a third person against loss or liability from risks assumed, are fully collectible.

                   (v) To the knowledge of any executive officer of Target, each insurance agent or general agent, at the time such agent offered, wrote, sold or produced business for any Subsidiary, was duly licensed as an insurance agent for the business offered, written, sold or produced by such agent in the particular jurisdiction in which such agent offered, wrote, sold or produced such business for any Subsidiary and other than as set forth on Schedule 4.l(bb)(v), no such insurance agent, general agent or any group of affiliated agents has written 5% or more of any Subsidiary's total in-force insurance business.

                   (vi) To the knowledge of any executive officer of Target, no insurance agent of any Subsidiary has violated (or with or without notice or lapse of time or both, will or would have violated) any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to, or engaged in any misrepresentation with respect to, the writing, sale or production of business for any Subsidiary.

              (ac) Computer Software. Set forth on Schedule 4.1(cc) hereto is a complete and correct list and summary description of all computer hardware, software, programs and similar systems owned by or licensed to each of the Companies or being utilized in connection with the business, operations or affairs of any of the Companies. To the knowledge of any executive officer of Target, the computer hardware, software, programs and similar systems set forth on Schedule 4.1(cc) hereto are all of the computer hardware, software, programs and similar systems necessary to enable each of the Companies to conduct their respective businesses as presently conducted. Each of the Companies has to the knowledge of any executive officer of Target, and at all times after Closing will have, the right to use, free and clear of any royalty or other payment obligations (except as disclosed in Schedule 4.1(cc)), claims of infringement or alleged infringement or other liens all computer hardware, software, programs and similar systems disclosed in Schedule 4. l(cc) hereto. To the knowledge of any executive officer of Target, none of the Companies is in conflict with or in violation or infringement of, nor has any of the Companies received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other person with respect to any computer hardware, software, programs, or similar systems, including without limitation any such item disclosed on Schedule 4.1(cc) hereto.

              (ad) Books and Records. The minute books and other similar records of each of the Companies contain a complete and correct record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders and board of directors of each of the Companies, respectively and of each committee thereof. The books and records of each of the Companies accurately reflect in all material respects the business or condition of each of the

Companies, respectively, and have been maintained in all material respects in accordance with good business and bookkeeping practices.

              (ae) No Investment Company. None of the Companies is, and none of the Companies has registered as, an investment company within the meaning of the Investment Company Act of 1940, as amended.

              (af) Investment Portfolio. Target has provided Acquisition with a complete and correct list as of December 31, 1998 of all stocks, notes, debentures, bonds, mortgage loans, policy loans and other securities and investments owned of record or beneficially by any Subsidiary, which as of such date constituted the entire investment portfolio of each Subsidiary (which portfolio with additions and deletions thereto in the ordinary course of business as permitted by this Agreement is hereafter called the "Investment Assets"). The Subsidiaries have good and indefeasible title to the Investment Assets, and all of the Investment Assets are in compliance with the requirements of all applicable laws and insurance regulations. As of the Closing, the Subsidiaries' investment portfolio shall consist of the Investment Assets, and the Subsidiaries shall own and have good and indefeasible title to the Investment Assets.

              (ag) Discussions with Regulators. Except as described in Schedule 4.1(p), since September 30, 1998, no employee, agent or representative of any of the Companies has had any discussions or communications with any regulators regarding an adverse change in any of the Companies' condition (financial or otherwise) or regarding a material breach of market conduct requirements of any of the Companies.

              (ah) Environmental Matters. Except as disclosed on Schedule
4.1(hh):

                   (i) All material permits, licences and other authorizations required under the Environmental Laws as of the date hereof for the operation of all real property owned or leased by the Companies have been obtained or applied for, and the Companies are in compliance in all material respects with the terms and conditions thereof, except where the failure to obtain, apply for or comply with any such permit or terms and conditions thereof would not singly and in the aggregate have a material adverse effect.

                   (ii) None of the Companies as of the date hereof has failed to substantially comply with any Environmental Laws except for violations, if any, which singly or in the aggregate would not have a material adverse effect.

                   (iii) None of the Companies, and to the knowledge of any executive officer of Target, no other person has released, placed, stored, buried or dumped any Hazardous Substance on or beneath the real properties owned or leased by the Companies, the existence of which requires the Companies to implement corrective actions under Environmental Law and would have a material adverse effect.

                   (iv) None of the Companies has received any written or, to the knowledge of any executive officer of Target, oral notice or order from any governmental agency or private or public entity advising it that it is responsible for or potentially responsible for cleanup or remediation of any Hazardous Substances and none of the Companies has entered into any written agreements concerning such cleanup.

                   (v) There is no Environmental Claim pending or, to the knowledge of any executive officer of Target, threatened against any of the Companies or, to the knowledge of any executive officer of Target, against any other person or entity whose liability for any Environmental Claim any Company has retained or assumed either contractually or by operation of law, which singly or in the aggregate would have a material adverse effect.

                   (vi) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Substance) which would form the basis of any Environmental Claim against any of the Companies, or, to the knowledge of any executive officer of Target, against any other person or entity whose liability for any Environmental Claim any Company has retained or assumed either contractually or by operation of law, which singly or in the aggregate would have a material adverse effect.

                   (vii) Target has delivered or otherwise made available for inspection to Acquisition true, complete and correct copies of any reports, studies, analyses, tests or monitoring possessed or initiated by any of the Companies pertaining to Hazardous Substances in, on, or beneath or adjacent to the real properties owned or leased by the Companies or regarding any Company's compliance with applicable Environmental Laws.

                   (viii) No transfers of permits or other governmental authorizations under Environmental Laws will be required to permit Acquisition to conduct the business of the Companies in substantial compliance with all applicable Environmental Laws immediately following the Closing, as conducted by the Companies immediately prior to the Closing. To the extent that transfers or additional permits and other authorizations are required, Target agrees to cooperate with Acquisition to effect such transfers and obtain such permits and other authorizations prior to the closing.

                   (ix) For purposes of this Section 4.1(hh), the following terms shall have the definitions set forth below:

                        (A) "Environmental Law" means all foreign, federal, state and local laws, regulations, rules and ordinances as in effect on the Closing Date relating to pollution or protection of human health or the environment, including, without limitation, laws in effect on the

Closing Date relating to releases or threatened releases of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances, and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

                        (B) "Hazardous Substances" means all substances defined as hazardous substances, oils, pollutants or contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, in effect on or before the Closing Date or defined as such by, or regulated as such under, any Environmental Law.

                        (C) "Environmental Claim" means any written claim, action, investigation of which any executive officer of Target has knowledge, notice or cause of action, by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (x) the presence, or release into the indoor or outdoor environment, of any Hazardous Substance at any location, whether or not owned or operated by any of the Companies or (y) circumstances forming the basis of any violation or alleged violation, of any Environmental law.

              (ai) Year 2000 Issues. The status of Target's preparation for so-called "Year 2000 Issues" is as set forth in Schedule 4.1(ii) hereto.

         Section 4.2 Representations and Warranties of Parent and Acquisition. Each of Parent and Acquisition represents, warrants and, to the extent that an item relates to a future time period, covenants to Target as follows:

              (a) Organization and Good Standing. Each of Parent and Acquisition is an Iowa corporation, validly existing and in good standing under the laws of the State of Iowa.

              (b) Power and Authority. Each of Parent and Acquisition has all requisite power and authority to execute, deliver and perform this Agreement and any other agreements or instruments contemplated hereby to be executed by it. The execution, delivery and performance by Parent and Acquisition of this Agreement and any other agreements or instruments contemplated hereby to be executed by Parent and Acquisition have been duly authorized by all requisite action on behalf of Parent and Acquisition and, except for obtaining the approval of this Agreement by Parent (which approval Parent shall give prior to the Closing Date), no other authorization or approval by the Board of Directors or stockholders of Parent or the Board of Directors or stockholder of Acquisition or any other Affiliate of Parent is necessary to consummate the transactions contemplated hereby. This Agreement constitutes, and each other agreement contemplated hereby to be executed by Parent or Acquisition will constitute when executed and delivered, a valid and legally binding obligation of Parent and Acquisition enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally and general principles of equity.

              (c) No Conflicts. The execution and delivery of this Agreement and any other agreements and instruments contemplated hereby by Parent and Acquisition and the consummation of the transactions contemplated hereby, in accordance with the terms hereof and thereof, upon receipt of the consents and approvals contemplated by Section 4.2(d), will not violate any existing provision of the Articles of Incorporation, Bylaws or other organizational documents of Parent or Acquisition or of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to either Parent or Acquisition or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which Parent or Acquisition is a party, or by which any of their respective properties are bound, or constitute an event that might permit an early termination of or otherwise materially affect any such agreement.

              (d) Consents and Approvals. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, agency, bureau or commission or any third party is required to be obtained or made by Parent or Acquisition, in connection with the execution, delivery, performance, validity, and enforceability of this Agreement, except for (i) filings to be made with, and approvals to be obtained from, the Texas Department, the Iowa Insurance Department and the insurance departments of other states or jurisdictions, (ii) filings under the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") and (iii) registrations, declarations or filings required to be made subsequent to the Closing Date with any governmental entity or third party not entailing any requirement of consent, license, approval, order or authorization on the part of such governmental entity or third party.

              (e) Disclosure. Neither this Agreement nor any written document, statement, list, schedule, exhibit, certificate or other instrument furnished or to be furnished to Target by or on behalf of Parent or Acquisition in connection with the transactions contemplated hereby contains or will contain when made or delivered any untrue statement of a material fact, or fails to state or will fail to state when made or delivered a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to any executive officer of Parent or Acquisition that materially adversely affects, or in the future may materially adversely affect, the condition (financial or otherwise), properties, assets, liabilities, capitalization, ownership, business or operations of Parent or Acquisition.

              (f) Brokers. All activities of Parent and Acquisition and any Affiliate of Parent relating to this Agreement and the transactions contemplated hereunder have been carried on by such person in such manner so as not to give rise to any valid claim by any person against Target for a finder's fee, brokerage commission or other like payment, except for the fee payable by Target to Philo Smith & Co. (Bermuda) Ltd.

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1 Covenants of Target. From the date hereof through the Closing Date, Target will and will cause the Subsidiaries to:

              (a) Access to Information. Upon reasonable notice, give Acquisition and its attorneys, accountants, agents and representatives full access at all mutually agreeable times to all the properties, books, records, contracts, commitments, employee benefit plans, documents, instruments and other records of or pertaining to each of the respective Companies and permit Acquisition and its attorneys, accountants, agents and representatives to consult with and ask questions of the officers and employees of each Company; deliver to Acquisition all audited or unaudited quarterly or annual financial statements of each such Company prepared subsequent to the date of this Agreement; and cooperate with and assist Acquisition in discussions with insurance regulators regarding each of the Companies' financial condition and compliance with insurance laws and regulations.

              (b) Conduct of Business. Keep the books and records of each Company consistent in all material respects with prior periods and, with respect to the Subsidiaries, in accordance with SAP and, with respect to the consolidated group consisting of Target and the Subsidiaries, in accordance with GAAP, and conduct their respective businesses and corporate affairs in the ordinary course consistent in all material respects with past practices, and will not:

                   (i) issue or sell any of their respective capital stock, or any options, warrants, calls or securities convertible into such capital stock, or enter into any agreement to do any of the foregoing, or make any change in its capital structure either by way of stock split, stock dividend or otherwise;

                   (ii) declare or pay any dividends or make any distribution in respect of capital stock, or purchase, redeem or otherwise acquire or retire any capital stock;

                   (iii) other than in the ordinary course of business, without the prior written consent of Acquisition, enter into or assume any contract or commitment, or terminate or amend any existing contract or commitment, or incur or prepay any indebtedness for borrowed money;

                   (iv) other than in the ordinary course of business, make any loans or advance any funds to anyone, or extend credit;

                   (v) other than in the ordinary course of business, enter into, amend or accelerate any payment or contribution under any employment, agency or consulting agreement or Benefit Plan;

                   (vi) other than in the ordinary course of business, without the prior consent of Acquisition, which consent shall not be unreasonably withheld, hire any new employees or make any changes affecting the rates of compensation of, or pay any bonuses to (other than accrued bonuses under current Benefit Plans), or grant any other benefit to, their respective current directors, officers, agents or employees;

                   (vii) other than in the ordinary course of business, create or assume any mortgage or other lien or encumbrance on, or dispose of, any of their respective assets or properties;

                   (viii) other than in the ordinary course of business, acquire any assets or any properties or make any investments, or enter into any agreements to acquire any assets or properties or to make any investments;

                   (ix) merge or consolidate with any other corporation, or acquire or agree to acquire any stock (except investments in the ordinary course of business) of any person, firm, association, corporation or other business organization;

                   (x) make any change in their respective Articles or Certificate of Incorporation or Bylaws;

                   (xi) without the prior written consent of Acquisition, enter into any arrangement with any person with respect to any United States or foreign patents, patent applications, trademarks, applications for registration of trademarks, trade names, fictitious names, copyrights, know-how or trade secrets owned by any of them, or in any way relating to their respective businesses;

                   (xii) without the prior written consent of Acquisition, make any election with respect to the computation of taxes or take any position in any tax return that could have an adverse effect on any of the Companies;

                   (xiii) other than in the ordinary course of business, without the prior written consent of Acquisition, make any other change in their businesses, business practices or operations; or

                   (xiv) enter into any agreement to do any of the foregoing.

              (c) Consultation with Acquisition Pending Closing. Confer and consult with Acquisition on all material business decisions affecting the future performance of each of the Companies, other than decisions made in the ordinary course of business consistent in all material respects with past practices, including in particular with respect to the Subsidiaries on all material business decisions involving (i) increases or decreases in the credited rate of insurance products issued by the Subsidiaries and (ii) the Subsidiaries' investment policy.

              (d) Disposition of Shares by Target. With respect to Target, not dispose of, encumber or grant any rights regarding any of the capital stock of any Subsidiary.

              (e) Preservation of Business. Use all reasonable efforts to (i) preserve intact each of the Companies' present business organization, reputation, employees, agents, customers and suppliers, and policyholders, (ii) maintain all licenses of each Subsidiary to do business in each jurisdiction in which it is so licensed, (iii) maintain in full force and effect all agreements of each Company (except as otherwise contemplated by this Agreement) and (iv) maintain all assets and properties of each Company in good working order and condition, ordinary wear and tear excepted.

              (f) Investment Portfolio Requirements. Notify and obtain the written approval of Acquisition, which approval shall not be unreasonably withheld, prior to making any changes to the Subsidiaries' investment portfolio or the Investment Assets that are not in the ordinary course of business or that are inconsistent in any material respect with the Subsidiaries' investment practices and policies existing at September 30, 1998.

              (g) Surplus Items. Take no actions other than in the ordinary course of business as contemplated by this Agreement, without the prior written consent of Acquisition, that could cause or result in a reduction in the amount of any Subsidiary's aggregate statutory capital, surplus, asset valuation reserve and interest maintenance reserve, as set forth in the Annual Statement for the year ended December 31, 1998.

              (h) Notice and Cure. Notify Acquisition promptly in writing of, and contemporaneously provide Acquisition with complete and correct copies of any and all information or documents relating to, and use all reasonable efforts to cure before the Closing, any event, development, transaction or circumstance occurring after the date of this Agreement that causes or could cause any covenant or agreement of Target under this Agreement to be breached, or that renders or could render untrue any representation or warranty of Target contained in this Agreement as if the same were made on or as of the date of such event, development, transaction or circumstance; and use all reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Target in this Agreement, whether occurring or arising before or after the date of this Agreement.

              (i) Further Actions. Execute, acknowledge and deliver any further documents, including, but not limited to, any financial statements of any Subsidiary filed with the Texas Department after the date hereof, reasonably requested by Acquisition consistent with the terms of this Agreement.

              (j) Reasonable Efforts. Use its reasonable efforts to fulfill, as soon as practicable, all of the conditions contained in Section 6.1 hereof.

              (k) Changes in Optionees. Promptly, inform Acquisition in writing of any changes in the Optionees listed on Schedule 4.1(e) to this Agreement.

              (l) Major Business Decisions. Cause the Chief Executive Officer of Target to consult and confer with the Chief Executive Officer of Parent with respect to all major business decisions affecting any of the Companies.

         Section 5.2 Covenants of Parent and Acquisition. From the date hereof through the Closing Date, Parent and Acquisition will each:

              (a) Further Actions. Execute, acknowledge and deliver any further documents reasonably requested by Target consistent with the terms of this Agreement.

              (b) Reasonable Efforts. Use their reasonable efforts to fulfill, as soon as practicable, all of the conditions contained in Section 6.2 hereof.

              (c) Notice and Cure. Notify Target promptly in writing of, and contemporaneously provide Target with complete and correct copies of, any and all information or documents relating to, and use all reasonable efforts to cure before the Closing, any event, development, transaction or circumstance occurring after the date of this Agreement that causes or could cause any covenant or agreement of Parent or Acquisition under this Agreement to be breached, or that renders or could render untrue any representation or warranty of Parent or Acquisition contained in this Agreement as if the same were made on or as of the date of such event, development, transaction or circumstance; and use all reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Parent or Acquisition in this Agreement, whether occurring or arising before or after the date of this Agreement.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

         Section 6.1 Parent and Acquisition. The obligations of Parent and Acquisition to consummate the transactions provided for in this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

              (a) Representations and Warranties. The representations and warranties of Target set forth in Section 4.1 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, except to the extent the representations and warranties speak as of an earlier date, and Acquisition shall have received a certificate to such effect, dated as of the

Closing Date, executed on behalf of Target by the Chief Executive Officer and Chief Financial Officer of Target.

              (b) Performance of Obligations. Target and the Subsidiaries shall have performed in all material respects all of their obligations contained in this Agreement to be performed on or prior to the Closing Date, and Acquisition shall have received a certificate to such effect, executed on behalf of Target by the Chief Executive Officer and Chief Financial Officer of Target and dated as of the Closing Date.

              (c) Authorization. All corporate action necessary to authorize the execution, delivery and performance by Target of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Target, and Target shall have furnished Acquisition with copies of all applicable resolutions adopted by the Board of Directors and stockholders, if any, of Target, certified by the Secretary or Assistant Secretary of Target.

              (d) No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

              (e) Approvals and Consents. The waiting period, if any, pursuant to HSR shall have expired or has been terminated without objection and any necessary approval of the Texas Department, the Iowa Insurance Department and the insurance departments of other states and jurisdictions, and all other consents of any person required to permit the consummation of the transactions contemplated by this Agreement without any violation by Parent, Acquisition, Target or the Subsidiaries of any law or obligation shall have been obtained and such approvals and consents shall not contain any materially burdensome conditions or requirements on or applicable to Parent, Acquisition, Target or any Subsidiary.

              (f) Legal Opinions. Acquisition shall have received the opinions of Fulbright & Jaworski L.L.P., as to such matters as may be reasonably requested by Acquisition.

              (g) No Adverse Change. Except as set forth in a Schedule hereto, since December 31, 1998, there shall not have been, occurred or arisen any material adverse change in, or any event, development, transaction, condition or state of facts of any character (including without limitation any damage, destruction or loss whether or not covered by insurance or reinsurance) that individually or in the aggregate has or could have a material adverse effect on, the business or financial condition of any Company.

              (h) Secretary's Certificates. Acquisition shall have received from Target (i) a certificate dated the Closing Date from Target's Secretary attaching (A) a copy of Target's Certificate of Incorporation certified by the Secretary of State of Delaware, which certification shall be dated not more than ten days prior to the Closing Date, (B) a copy of Target's Bylaws, and (C) a Good Standing Certificate for Target from the Secretary of State of Delaware and from each state where Target is qualified to do business, which Certificates shall be dated no more than ten days prior to the Closing Date, and (ii) a certificate dated the Closing Date from the Secretary of each Subsidiary attaching (A) a copy of such Subsidiary's Articles of Incorporation, certified by the Secretary of State of the state of each Subsidiary's incorporation, which certification shall be dated not more than ten days prior to the Closing Date,
(B) a copy of such Subsidiary's Bylaws, (C) a Good Standing Certificate for each Subsidiary from the Texas Secretary of State, and from each of the states where such Subsidiary is qualified to do business, which Certificate shall be dated not more than ten days prior to the Closing Date and (D) Certificates of Status and Authority for each Subsidiary from the Texas Department.

              (i) Stockholder Approval. Target's stockholders shall have approved the Merger and Target stockholders holding more than five percent of the outstanding Target's Stock shall not have delivered notice to Target pursuant to Section 262 of the GCL of their intent to demand payment for their shares pursuant to dissenters' rights provided by the GCL.

              (j) Reserve Reinsurance. Target shall have entered into a reinsurance agreement protecting Target against adverse loss developments with respect to claims up to $10,000,000 occurring on or prior to December 31, 1998 that are in excess of an amount equal to the sum of (i) Target's booked loss reserves as of December 31, 1998 as set forth in the actuary's report to Target, plus (ii) $2,000,000.

              (k) Escrow Agreement. Target and the Escrow Agent shall have executed and delivered the Escrow Agreement.

              (l) No Challenge. There shall not be pending any action, proceeding or investigation by any governmental entity (i) challenging or seeking material damages in connection with the Merger, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquisition or Parent or any of its subsidiaries to own or operate all or any portion of the business or assets of the Companies, or (iii) which otherwise is likely to have a material adverse effect on the business, operations, condition (financial or otherwise), assets or liabilities of Parent, Acquisition or the Companies.

         Section 6.2 Conditions to the Obligations of Target. The obligation of Target to consummate the transactions provided for in this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

              (a) Representations and Warranties. The respective representations and warranties of Parent and Acquisition set forth in Section 4.2 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, except to the extent such representations and warranties speak as of an earlier date, and Target shall have received certificates to such effect, executed on behalf of Parent and Acquisition by their respective Chief Executive Officers and Chief Financial Officers, dated as of the Closing Date.

              (b) Performance of Obligations. Parent and Acquisition shall have performed in all material respects all of their respective obligations contained in this Agreement to be performed on or prior to the Closing Date, and Target shall have received certificates to such effect, executed on behalf of Parent and Acquisition by their respective Chief Executive Officers and Chief Financial Officers, dated as of the Closing Date.

              (c) No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

              (d) Approvals and Consents. The waiting period, if any, pursuant to HSR shall have expired or has been terminated without objection and any necessary approvals of the Texas Department, the Iowa Insurance Department and the insurance departments of other states or jurisdictions and all other consents listed on Schedule 4.1(d) required to permit consummation of the transactions contemplated by this Agreement without any violation by Target or the Subsidiaries of any law or obligation shall have been obtained.

              (e) Legal Opinion. Target shall have received the opinion of Bradley & Riley, P.C., as to such matters as Target shall reasonably request.

              (f) Stockholder Approval. The Target stockholders shall have approved the Merger.

              (g) Authorization. All corporate action necessary to authorize the execution, delivery and performance by Parent and Acquisition of this Agreement. and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Parent and Acquisition, and Parent and Acquisition shall have furnished Target with copies of all applicable resolutions adopted by their respective Boards of Directors and their respective stockholders, certified in each case by a Secretary or Assistant Secretary of Parent and Acquisition, respectively.

              (h) Deposit with Exchange Agent. There shall have been deposited with the Exchange Agent the Exchange Fund in accordance with Section 2.3(a).

              (i) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by Parent and the Escrow Agent and there shall have been deposited with the Escrow Agent an amount equal to the Reserved Per Share Amount multiplied by the sum of the aggregate number of shares of Target's Stock outstanding as of the Closing Date and the aggregate number of shares of Target's Stock underlying all Options outstanding as of the Closing Date.

              (j) No Challenge. There shall not be pending any action, proceeding or investigation by any governmental entity (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger.

                                    ARTICLE 7

                                     CLOSING

         Section 7.1 Closing. A closing (the "Closing") for the consummation of the transactions contemplated herein shall be held at the offices of Fulbright & Jaworski L.L.P., Houston, Texas at 9:00 A.M., local time, on the second business day following the date on which all of the conditions set forth in Article 6 have been (or can be at the Closing) satisfied or have been waived by the party permitted to do so (the "Closing Date").

         Section 7.2 Filings at the Closing. Subject to the provisions of
Article 6 hereof, Acquisition and Target shall at the Closing cause the Articles of Merger to be filed and recorded in accordance with the provisions of Section 252 of the GCL and the Certificate of Merger to be filed and recorded in accordance with the provisions of Section 1105 of the Iowa Business Corporation Act and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE 8

                                  TERMINATION

         Section 8.1 Termination. This Agreement, other than the obligations contained in Articles 9 and 10, which shall survive any termination of this Agreement, may be terminated as to all parties hereto and the transactions contemplated herein abandoned prior to the Closing:

              (a) by the mutual consent of the parties hereto;

              (b) by Parent and Acquisition at any time after June 30, 1999, if at such time the conditions set forth in Section 6.1(a), (b), (c), (f), (h), (j) or (k) hereof have not been satisfied through no fault of Parent or Acquisition and Parent or Acquisition gives Target notice of such termination;

              (c) by Parent and Acquisition at any time after June 30, 1999, if at such time the conditions set forth in Section 6.1(d), (e), (g), (i) or (l) hereof have not been satisfied through no fault of Parent or Acquisition and Parent or Acquisition gives Target notice of such termination;

              (d) By Parent and Acquisition, pursuant to Section 3.4(c);

              (e) by Parent and Acquisition at any time after holders of greater than five percent of the outstanding Target's Stock have delivered notice to Target pursuant to the GCL of their intent to demand payment pursuant to the provisions for dissenters' rights provided by the GCL;

              (f) by Target at any time after June 30, 1999, if at such time the conditions set forth in Section 6.2(a), (b), (e), (g), (h) or (i) hereof have not been satisfied through no fault of Target and Target gives Parent or Acquisition notice of such termination; and

              (g) by Target at any time after June 30, 1999, if at such time the conditions set forth in Section 6.2(c), (d), (f) or (j) hereof have not been satisfied through no fault of Target and Target gives Parent or Acquisition notice of such termination.

              Except as provided in Sections 3.4(e), (f) and (g), termination of this Agreement as provided in this Agreement shall not affect any other rights or remedies any party may have at law, in equity or otherwise for breach of this Agreement or otherwise.

                                    ARTICLE 9

                                 CONFIDENTIALITY

         Section 9.1 Confidentiality. From and after the date hereof, unless otherwise agreed to by the parties, each of the parties shall keep, and shall ensure that its directors, officers, employees, contractors, consultants and agents keep, confidential all information acquired from another party pursuant to this Agreement or otherwise, including the contents of this Agreement and any document delivered pursuant thereto or in connection therewith, except that the foregoing restriction shall not apply to any information that: (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement; (ii) was already known to the recipient party as evidenced by prior written documents in its possession (unless the information is covered by a prior confidentiality agreement between the parties); (iii) is disclosed to the recipient party by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder; (iv) is developed by or on behalf of the receiving party, without reliance on confidential information received hereunder; (v) is submitted by the recipient party to governmental authorities or regulatory bodies to facilitate the issuance of approvals necessary or appropriate for the operation of their businesses, provided that reasonable measures shall be taken to assure confidential treatment of such information; (vi) is provided by the recipient party to third parties under appropriate terms and conditions, including confidentiality provisions substantially equivalent to those in this Agreement and with the consent of the other party to this Agreement or (vii) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other government authority or regulatory body having competent jurisdiction. Without limiting the generality of the foregoing, no press release or similar public announcement or disclosure concerning this Agreement or the transactions contemplated herein shall be made by any party hereto without the prior consent of the other parties unless the party making the announcement or disclosure is informed by such party's counsel that such information is required to be disclosed in compliance with applicable laws or regulations or order by a court or other government authority or regulatory body having competent jurisdiction. Any party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other parties from any violation or threatened violation of this Section.

                                   ARTICLE 10

                                  MISCELLANEOUS

         Section 10.1 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court sitting in Linn County, Iowa, or Galveston County, Texas, and each party agrees not to assert as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against a party if given properly pursuant to the United States Federal Rules of Civil Procedure or other applicable rules.

         Section 10.2 Expenses. Each Party shall bear its respective legal and other costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby without right of reimbursement from any other party.

         Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, telegraphed, telexed (with appropriate answerback received), sent by facsimile transmission (with immediate confirmation thereafter) or sent by registered, certified or express mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, marked for overnight delivery. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed (provided the correct answerback is received) or sent by facsimile transmission (provided confirmation is received immediately thereafter); or if mailed, upon receipt or rejection by the addressee; or if sent by overnight courier, one business day after the date of delivery to the courier service marked for overnight delivery; in each case addressed as follows:

              (a) If to Parent or Acquisition, to:

                    J. Scott McIntyre
                    United Fire & Casualty Company
                    118 Second Avenue, S.E.
                    Cedar Rapids, Iowa 52407-3909
                    Telephone:    800-343-9131
                    Facsimile:    319-399-5462

                  with a copy to:

                    Michael K. Denney
                    Bradley & Riley, P.C.
                    100 First Street, S.W.
                    Cedar Rapids, Iowa 52404
                    Telephone:    319-363-0101
                    Facsimile:    319-363-9824

              (b) If to Target, to:

                    J. Fellman Seinsheimer, III
                    American Indemnity Financial Corporation
                    2115 Winnie
                    Galveston, Texas 77550
                    Telephone:    409-766-4600
                    Facsimile:    409-766-5531

                  with a copy to:

                    Arthur H. Rogers
                    Fulbright & Jaworski L.L.P.
                    1301 McKinney, Suite 5100
                    Houston, Texas 77010-3095
                    Telephone:    713-651-5151
                    Facsimile:    713-651-5246

or to such other address as the parties hereto may specify from time to time by notice given as provided herein.

         Section 10.4 Amendment. This Agreement may be amended only by an instrument in writing executed by each of the parties hereto.

         Section 10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

         Section 10.7 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

         Section 10.8 Waivers. The provisions of this Agreement may only be waived by an instrument in writing executed by the party granting the waiver. The failure of a party at any rime or times to require performance of any provision hereof in any instance shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement in respect of any subsequent instance. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition in respect of any subsequent instance or breach or a waiver of any other condition or of the breach of any other term of this Agreement. Without limiting the generality of the foregoing, no action taken pursuant to this Agreement, other than proceeding with the consummation of the transactions contemplated herein, shall be deemed to constitute a waiver by the party taking such action or of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

         Section 10.9 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section, Exhibit or Schedule, respectively, of this Agreement unless otherwise indicated. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof.

         Section 10.10 No Assignment. This Agreement and the rights, interests and obligations hereunder may not be assigned by Parent, by Acquisition or by Target, by operation of law or otherwise, except that Acquisition may assign all of its rights, interests and obligations hereunder to another wholly owned (directly or indirectly) subsidiary of Parent, provided that such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein.

         Section 10.11 Survival of Representations and Warranties. The respective representations and warranties, obligations, covenants and agreements contained in this Agreement or in any Schedule, certificate or letter delivered pursuant hereto (including the officer certificates delivered pursuant to Section 6.1(a) and (b)), other than those contained in Articles 1 and 2 and except as otherwise provided in Section 8.1, shall expire and be terminated and extinguished at the Effective Time, except to the extent specifically provided in the Escrow Agreement.

         Section 10.12 Further Assurances. From and after the Closing, each party shall execute and deliver such documents and take such other actions as the other party may reasonably request to further effect or evidence the purposes and intent of this Agreement.

         Section 10.13 Knowledge. Knowledge (including the terms "known to" and "to the knowledge of") will be deemed to be present with respect to any executive officer of the Companies, Parent or Acquisition, when the matter in question was brought to the attention of such executive officer of the Companies, Parent or Acquisition, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  AMERICAN INDEMNITY FINANCIAL CORPORATION



                                  By       /s/ J. Fellman Seinsheimer, III
                                    --------------------------------------------
                                  Name:    J. FELLMAN SEINSHEIMER, III
                                       -----------------------------------------
                                  Title:   President and Chief Executive Officer
                                        ----------------------------------------


                                  UNITED FIRE & CASUALTY COMPANY



                                  By       /s/ Scott McIntyre
                                    --------------------------------------------
                                  Name:    SCOTT McINTYRE
                                       -----------------------------------------
                                  Title:   Chairman of the Board
                                        ----------------------------------------


                                  AI ACQUISITION CORPORATION



                                  By       /s/ Scott McIntyre
                                    --------------------------------------------
                                  Name:    SCOTT McINTYRE
                                       -----------------------------------------
                                  Title:   President
                                        ----------------------------------------